UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2009

IMPERIAL CAPITAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 110, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On February 17, 2009, Imperial Capital Bank (the “Bank”), a wholly owned subsidiary of Imperial Capital Bancorp, Inc. (the “Company”), entered into a Stipulation and Consent (the “Consent”) to the issuance of an Order to Cease and Desist (the “Order”) with the Federal Deposit Insurance Corporation (the “FDIC”) and the California Department of Financial Institutions (the “DFI”) which is described under Item 8.01 below.

Item 2.02 Results of Operations and Financial Condition

On February 20, 2009, the Company issued the press release attached as Exhibit 99.1 regarding, in addition to the matters discussed in Items 1.01 and 8.01 of this report, preliminary operating results of the Company for the quarter and year ended December 31, 2008.

Item 8.01  Other Events

FDIC and DFI Order.

The Order directs the Bank to take certain measures in the areas of management, capital, loan loss allowance determination, risk management, liquidity management, board oversight and monitoring of compliance, and restricts the payment of dividends and the opening of branch or other Bank offices.

Specifically, the Order requires that the Bank submit to the regulators within sixty days a detailed capital plan to address how the Bank will remain “adequately capitalized” and within 180 days increase its Tier 1 leverage ratio above nine percent and total risk-based capital ratio above thirteen percent.  The Bank must also submit to the regulators within prescribed time periods a revised policy for determining the allowance for loan losses, plans for reducing commercial real estate loan concentrations and brokered deposits, a liquidity plan, strategic business plan and profitability plan.

The Order does not in any way restrict Imperial Capital Bank from continuing to serve its customers in all areas including making loans, accepting deposits and processing banking transactions. All customer deposits remain fully insured to the highest limits set by the FDIC.

The above descriptions of the Consent and the Order are qualified in their entirety by reference to the Consent and the Order, copies of which are attached as Exhibits 10.1 and 10.2, respectively.

FRB Notice.

In addition, the Federal Reserve Bank of San Francisco, or FRB, has notified the Company that it had designated the Company to be in a “troubled condition” for purposes of Section 914 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. As a result of that designation, the Company may not appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the FRB. In addition, the Company may not make indemnification and severance payments without complying with certain statutory restrictions, including prior written approval of the FRB and concurrence from the FDIC.

Further, the Company is also generally prohibited from receiving dividends from the Bank, making any dividend payments (including dividends on its trust preferred securities), and increasing or renewing any debt, without receiving the prior approval from the FRB.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist dated February 12, 2009

10.2	Order to Cease and Desist dated February 17, 2009 issued by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions

99.1	Press release dated February 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: February 20, 2009	By:	/s/ Timothy M. Doyle
Timothy M. Doyle
Executive Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation and Consent to the Issuance of an Order to Cease and Desist dated February 12, 2009

10.2	Order to Cease and Desist dated February 17, 2009 issued by the Federal Deposit Insurance Corporation and the California Department of Financial Institutions

99.1	Press release dated February 20, 2009